                                                                Exhibit 10.16(k)

                        SEPARATION AGREEMENT AND RELEASE

         THIS AGREEMENT is made and entered into as of the 31st day of December 1998 (the "Effective Date"), by and between RURAL/METRO CORPORATION AND ITS AFFILIATES AND SUBSIDIARIES ("Rural/Metro") and ROBERT T. EDWARDS ("Employee").

                                    RECITALS:

         A. Employee has been employed by Rural/Metro in the position of Executive Vice President.

         B. Employee and Rural/Metro entered into the attached employment agreement dated October 27, 1995 ("Employment Agreement"), which governs the terms and conditions of Employee's employment with, and separation from, Rural/Metro.

         C. Employee and Rural/Metro have entered into the attached terms of resignation document dated September 30, 1998 ("Terms of Resignation").

         D. Employee has resigned his position as of the Effective Date, and Rural/Metro and Employee now desire to enter into this Agreement.

         D. Employee has had the opportunity to be represented by independent legal counsel throughout the negotiations that resulted in this Agreement, as well as the opportunity to consult with legal counsel as to the meaning and legal significance of this Agreement.

         E. Employee has been given the opportunity to consider entering into this Agreement for twenty-one (21) days preceding its execution. Employee further acknowledges that this Agreement, including the Release of Claims, is revocable and does not take effect for seven (7) days following Employee's execution thereof. Following the expiration of that seven (7) day period, this Agreement, including the Release of Claims, is effective and irrevocable.

         F. Employee enters into this Agreement freely, voluntarily and with a full and complete understanding of the terms of this Agreement and all of the rights which are being forever surrendered, released, discharged, and settled as a result of this Agreement, including any legal rights or claims against Rural/Metro.

         G. The parties agree and understand that by entering into this Agreement, there is no implication or admission of liability or wrongdoing by either party and that the existence and execution of this Agreement shall not be considered, and shall not be admissible, in any proceeding as an admission by the parties, or any of the agents or employees, of any liability, error, or violation of law.

         H. An integral part of this Agreement is the promise of the parties to keep all of the terms and conditions of this Agreement confidential, and not to disclose those terms to any third party who is not identified in this Agreement.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. RECITALS. The recitals above are incorporated into this Agreement by this reference.

         2. RESIGNATION OF EMPLOYMENT. Employee's last day of employment with Rural/Metro will be the Effective Date. As of such date, Employee shall have no further authority or obligation to act as an employee of Rural/Metro, or represent that Employee is an employee of Rural/Metro.

         3. PAYMENT. In exchange and in consideration for the releases, waivers and promises contained in this Agreement, Rural/Metro shall pay Employee as follows, less any and all appropriate and lawful tax and fringe benefit deductions:

            a. SEVERANCE PAYMENT AND DEDUCTIONS. Rural/Metro shall continue to pay to Employee his final base salary through December 31, 2000, as severance pay. Said severance shall be payable on Rural/Metro's regular paydays each month in equal installments, with the first payment being due as soon as administratively possible following receipt by Rural/Metro of Employee's signed Agreement.

            b. VACATION PAY. Rural/Metro shall pay to Employee any unused vacation time earned during the calendar year 1998. Said vacation pay shall be payable by separate check.

            c. BENEFITS. Pursuant to the terms of the Employment Agreement, Employee is entitled to a continuation of his health, life, disability and other insurance benefits, including medical, dental and vision coverage. Employee's currant Rural/Metro health care coverage will remain in place through December 31, 1998. Thereafter, these benefits will be provided to Employee under COBRA should Employee so elect. For the period of January 1, 1999, through December 31, 2000, Rural/Metro shall pay the difference between the COBRA premiums and Employee's current regular health insurance deductions. A notification letter regarding COBRA benefits will be mailed to Employee.

            With regard to life insurance and disability premiums, these items will be handled in accordance with the attached memo dated December 28, 1998 ("Memo").

            d. CONSULTING SERVICES. Commencing January 1, 1999, and terminating June 30, 1999 (unless renewed by mutual agreement), Employee agrees to provide consulting services to Rural/Metro pursuant to the Terms of Resignation. Monthly compensation shall be

Three Thousand Five Hundred Dollars ($3,500.00) plus approved expenses. In the event that it is found that the consulting services are exceeding twenty-five
(25) hours per month, Rural/Metro shall pay for time in excess of twenty-five
(25) hours per month at the rate of One Hundred Fifty Dollars ($150.00) per hour.

         4. TERMINATION OF PAYMENTS. In the event Employee materially violates any portion of the Non-Disclosure, Confidentiality, or Communication provisions of this Agreement (Paragraphs 6, 7 and 8), or the Nonsolicitation of Clients, Nonsolicitation of Employees, or Competing Business provisions of this Agreement (Paragraphs 9, 10 and 11), any portion of the Employment Agreement, or any portion of the Terms of Resignation, Rural/Metro may immediately terminate the payments set forth in Paragraph 3(a), (c) and (d). Should such a termination of payments occur, it shall not invalidate or nullify any other provisions of this Agreement, nor shall it constitute a lack or failure of consideration for this Agreement.

         5. RELEASE OF CLAIMS. In consideration of the promises, covenants and benefits provided herein, which the parties agree are sufficient consideration, and which Employee hereby acknowledges receipt hereof by Employee's signature below, Employee hereby discharges, releases and forever forgives Rural/Metro from any and all liabilities and claims under federal, state or common law arising out of Employee's employment and/or termination of employment, including but not limited to: employment discrimination under any state Civil Rights Act and Title VII of the Civil Rights Act of 1964; age discrimination under the Age Discrimination Employment Act (29 U.S.C. Section 626); wrongful discharge; breach of employment contract (express or implied); breach of duty of good faith and fair dealing; tortious interference with contract; intentional and negligent infliction of emotional distress; payment of wages, including vacation pay, sick leave pay, severance pay, "bonus" pay; and any other compensation; claims for payment of amounts due under Rural/Metro's ESOP; claims for benefits; claims for stock options; claims for recovery of attorneys' fees; and any and all other related claims that could be raised by Employee against Rural/Metro as a result of Employee's employment with Rural/Metro, which are now existing, presently known, or hereafter discovered.

         By this Agreement, Employee affirms that Employee understands Employee's release of any age discrimination claim is a release of any legal rights or claims pursuant to the Age Discrimination Employment Act of 1967 (29 U.S.C. Section 626, as amended October 1990) including, but not limited to, claims for back pay, reinstatement and liquidated damages relating to allegations or claims of age discrimination by Employee against Rural/Metro that exist as of the date of the execution of this Agreement, whether presently known or hereafter discovered.

         6. NON-DISCLOSURE COVENANT. Employee understands and agrees that while employed by Rural/Metro, Employee worked with, was exposed to, and had access to a substantial amount of confidential and/or proprietary information, including, but not limited to: wage and salary information (general and specific); the financial condition and/or operation of Rural/Metro; employee names and positions; customer names and relationships; internal policies and procedures; pending claims, lawsuits, and administrative proceedings involving the corporation; strategic plans; trade secrets; and any and all other types of confidential and/or proprietary information or documents (the "Confidential Information").

         The parties expressly recognize that should Employee divulge the Confidential Information to any third party, it could seriously impair the goodwill and diminish the value of Rural/Metro. Therefore, on or before the Effective Date, Employee will return to Rural/Metro any and all documents and materials, originals and/or copies, computer printouts, floppy discs, etc., containing Confidential Information, including, but not limited to, financial information, business plans, strategic plans, marketing strategies, personnel and compensation information, and other such reports, documents or information.

         Employee shall not, at any time in the future, divulge any Confidential Information, including, but not limited to, that information identified above, to any third person, without the express written consent of the Chief Executive Officer of Rural/Metro. This Agreement is not intended to restrict the communication of information that is already in the public domain.

         7. CONFIDENTIALITY. The parties promise and covenant that each and every term of this Agreement shall remain and be kept confidential by all parties and shall not be disclosed to any third party.

         If the release or disclosure of any of the terms of this Agreement are sought from any party to this Agreement, such party shall state, "The terms of our agreement require me not to disclose its terms." Thereafter, the party requested to disclose shall timely notify the other party of the request and will not voluntarily release the Agreement or any of its terms if the other party raises a valid objection. The other party shall promptly respond to any such notification. Failure to do so shall release the requested party from any responsibility if a disclosure is then made. Should one party breach this provision, that shall not release or permit the other party to breach the provision.

         Due to the nature of Employee's position with Rural/Metro, and with full realization that a violation of the non-disclosure and confidentiality provisions of this Agreement will cause immediate and irreparable injury and damage, which is not readily measurable, and to protect Rural/Metro's interests, Employee understands and agrees that in addition to instituting legal proceedings to recover damages resulting from such a breach of this Agreement, and forfeiture of benefits provided in Paragraph 3 above, Rural/Metro may seek to enforce the terms of this Agreement with an action for injunctive relief, to cease or prevent any actual or threatened violation on the part of Employee.

         8. COMMUNICATION WITH THIRD PARTIES. The parties agree that in the event Rural/Metro is contacted by any third parties for a reference on Employee, Rural/Metro will inform them only of Employee's dates of employment, last position held, and duties and responsibilities of said position.

         If Employee is asked any questions about Rural/Metro, or if the topic of Rural/Metro becomes the topic of any inquiry, conversation, interview or other discussion, Employee shall not make any negative or damaging comments about Rural/Metro or any aspect of Rural/Metro, including, but not limited to, its management, financial condition, operations, customer satisfaction, employee relations, customer base, etc.

         9. NONSOLICITATION OF CLIENTS. For a period of twenty-four (24) months after the Effective Date, the Employee shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation, or governmental entity, in any manner whatsoever, call upon, contact, encourage, or solicit client(s) of Rural/Metro with whom the Employee has worked as an employee of Rural/Metro at any time prior to the Effective Date, or on the Effective Date, for the purpose of soliciting or selling such client the same, similar, or related services that the Employee provided on behalf of Rural/Metro.

         10. NONSOLICITATION OF EMPLOYEES. For a period of twenty-four (24) months after the Effective Date, the Employee shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation, or governmental entity, seek to hire, and/or hire any of Rural/Metro's personnel or employees for the purpose of having such employee engage in services that are the same, similar or related to the services that such employee provided for Rural/Metro.

         11. COMPETING BUSINESS. For a period of twenty-four (24) months after the Effective Date, the Employee shall not, directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation, or governmental entity, in any manner whatsoever, engage in the same or similar business as Rural/Metro, which would be in direct competition with any Rural/Metro line of business, in any geographical service area where Rural/Metro is engaged in business, or was considering engaging in business at any time prior to the Effective Date, or on the Effective Date. For the purposes of this provision, the term "competition" shall mean directly engaging in or having a substantial interest in a business or operation which has been, is, or will be, performing the same services provided by Rural/Metro.

         12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors, heirs, legal representatives, and assigns.

         13. ASSIGNMENT. This Agreement shall not be assignable by any party without the written prior consent of the other party and any attempted assignment without such consent shall be considered null and void.

         14. LEGAL FEES. The parties shall be responsible for their own costs and attorneys' fees incurred in connection with this Agreement. In the event there is any litigation involving the enforcement of this Agreement, the prevailing party shall recover their reasonable attorneys' fees and costs in such a proceeding.

         15. SEVERABILITY. In the event a court declares that any provision of this Agreement is unenforceable or invalid, it shall not affect or invalidate any of the remaining provisions. Further, the court shall have the authority to modify the provisions to make said provisions enforceable, if possible.

         16. ENTIRE AGREEMENT. This Agreement, including its attachments, constitutes the entire agreement and understanding among the parties with respect to the subject matter of this Agreement and supersedes any and all prior oral and written agreements or understandings. Any amendment, modification or change to this Agreement must be in writing and signed by the party against whom the enforcement of such modification or amendment is sought.

         17. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Arizona.


         IN WITNESS WHEREOF, Rural/Metro has caused this Agreement to be signed by its duly authorized representative and Employee has executed this Agreement, all as of the Effective Date.


RURAL/METRO CORPORATION                       ROBERT T. EDWARDS


/s/ John B. Furman                            /s/ Robert T. Edwards
___________________________________           __________________________________
By:      John B. Furman
Title:   President and CEO                    Date:  January 20, 1999
Date:    January 4, 1999